Exhibit 10.3

AMENDMENT OF AGENCY AGREEMENT

DATED FEBRUARY 6, 2006

BETWEEN

OPTICAL SENSORS INCORPORATED AND FLEMING SECURITIES INC.

AND

EXTENSION OF TERMINATION DATE

WHEREAS, Optical Sensors Inc. (“Optical Sensors”) entered into an Agency Agreement dated February 6, 2006 (the “Agency Agreement”) with Fleming Securities, Inc. (“Fleming”) for the private placement of Optical Sensors Notes and Warrants to investors; and

WHEREAS, the terms set forth in the second paragraph of Section 1(b) of the Agency Agreement are not as intended by the parties and incorrectly provide that Optical Sensors will sell to Fleming “warrants for the purchase of that number of shares of Common Stock that is equal to 10 % of the number of shares of Common Stock that may be purchased pursuant to warrants sold in this bridge financing”; and

WHEREAS, the parties desire to amend the terms of the Agency Agreement to set forth the original intention of the parties and provide that Optical Sensors will sell to Fleming “warrants for the purchase of that number of shares of Common Stock that is equal to ten percent (10%) of the number of shares of Common Stock into which the Notes sold in this bridge financing pursuant to the Purchase Agreement (and the underlying shares of Series C Stock) are convertible upon issuance of the Notes”; and

WHEREAS, the parties desire to extend the offering period under the Agency Agreement from July 31, 2006 to September 30, 2006.

NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, it is agreed:

1. That the second paragraph of the Agency Agreement is amended as follows:

“In addition, upon the final Closing Date, the Company agrees to sell to Fleming Securities for an aggregate price of $100, warrants (“Placement Agent’s Warrants”) for the purchase of that number of shares of Common Stock that is equal to 10% of the number of shares of Common Stock into which the Notes sold in this bridge financing pursuant to the Purchase Agreement (and underlying shares of Series C Stock) are convertible upon issuance of the Notes (“Placement Agent’s Shares”). The Placement Agent’s Warrants will be exercisable at a price of $2.70 per Placement Agent’s Share for a period of ten (10) years commencing as of the final Closing Date, such price being adjustable as provided in the Placement Agent’s Warrants which shall be in the form attached hereto as Exhibit “B.”

2. That the termination date for the sale of Notes and Warrants under the Agreement for Placement of Securities dated February 6, 2006 be extended from July 31, 2006 to and including September 30, 2006.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed effective the 25th day of July, 2006.

OPTICAL SENSORS INCORPORATED

By:	/s/ Paulita M. LaPlante
Paulita LaPlante, President

FLEMING SECURITIES, INC.

By:	/s/ Hayden R. Fleming
Hayden R. Fleming, President